UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2025
Illumina, Inc.
(Exact name of registrant as specified in its charter)

001-35406
(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ILMN	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The 2025 annual meeting of stockholders (the “Annual Meeting”) of Illumina, Inc. (the “Company”) was held on May 21, 2025. As further described in Item 5.07 below, at the Annual Meeting, stockholders approved the Second Amended and Restated 2015 Stock and Incentive Plan of Illumina, Inc. (the “Second Amended and Restated 2015 Plan”). The Company's Board of Directors (the “Board”) had previously approved the Second Amended and Restated 2015 Plan, subject to stockholder approval.
A description of the material terms of the Second Amended and Restated 2015 Plan is contained in the section entitled “Proposal 4: Vote on Stock Plan Amendment and Restatement” of the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 9, 2025. That description is incorporated into this Item 5.02 by reference. Such description does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated 2015 Plan attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company's stockholders voted upon the following proposals at the Annual Meeting:
1.The election of Frances Arnold, Caroline Dorsa, Robert Epstein, Scott Gottlieb, Gary Guthart, Keith Meister, Anna Richo, Philip Schiller, Susan Siegel, Jacob Thaysen and Scott Ullem to our Board of Directors to hold office for one year until the annual meeting of stockholders in the year 2026. This proposal was approved.
2.The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 28, 2025. This proposal was approved.
3.On an advisory basis, approval of the compensation paid to the Company's “named executive officers” as disclosed in the Company's Proxy Statement for the Annual Meeting. This proposal was approved.
4.Approval of the Second Amended and Restated 2015 Stock and Incentive Plan of Illumina, Inc. This proposal was approved.
According to the inspector of election, stockholders present in person or by proxy representing 140,167,332 shares of the Company's common stock voted on the proposals presented as follows:
Proposal 1 Votes regarding the election of eleven director nominees were:

	For	Against	Abstain	Broker Non-Votes
Frances Arnold	124,536,056	5,226,087	766,695	9,638,494
Caroline Dorsa	124,996,516	4,763,580	768,742	9,638,494
Robert Epstein	116,066,512	13,684,090	778,236	9,638,494
Scott Gottlieb	128,144,346	1,618,736	765,756	9,638,494
Gary Guthart	128,886,186	866,800	775,852	9,638,494
Keith Meister	127,888,336	1,863,516	776,986	9,638,494
Anna Richo	125,410,012	4,346,453	772,373	9,638,494
Philip Schiller	127,576,212	2,167,656	784,970	9,638,494
Susan Siegel	126,137,675	3,614,585	776,578	9,638,494
Jacob Thaysen	129,097,920	651,611	779,307	9,638,494
Scott Ullem	127,446,702	2,307,734	774,402	9,638,494

Proposal 2 Votes regarding the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 28, 2025, were:

For	Against	Abstain	Broker Non-Votes
128,822,832	10,468,005	876,495	—

Proposal 3 Votes regarding the approval, on an advisory basis, of the compensation paid to the Company's “named executive officers” as disclosed in the Company's Proxy Statement for the Annual Meeting were:

For	Against	Abstain	Broker Non-Votes
115,560,563	11,450,964	3,517,311	9,638,494

Proposal 4 Votes regarding the approval of the Second Amended and Restated 2015 Stock and Incentive Plan of Illumina, Inc. were:

For	Against	Abstain	Broker Non-Votes
124,234,469	5,328,071	966,298	9,638,494

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Amended and Restated 2015 Stock and Incentive Plan of Illumina, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date:	May 22, 2025	By:	/s/ SCOTT DAVIES
		Name:	Scott Davies
		Title:	Chief Legal Officer and Secretary

Exhibit Index

Exhibit Number	Description
10.1	Second Amended and Restated 2015 Stock and Incentive Plan of Illumina, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)